EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-74833, 2-78545, 2-84711, 2-86511, 2-92200, 2-92201, 2-92494, 33-1371, 33-9682,
33-45716, 33-98946 and 333-66315 on Form S-8 and Registration Statement Nos. 2-81989, 2-82262, 2-88432, 2-91496 and 2-96412 on Form S-3 of Mitel Corporation
of our report dated June 5, 2000, except for Note 9 which is as of June 6, 2000, relating to the financial statements of Vertex Networks, Inc. for the years ended March 31, 2000 and 1999 appearing in this Current Report on Form 8-K/A of Mitel Corporation dated July 28, 2000.

DELOITTE & TOUCHE LLP

Costa Mesa, California
October 11, 2000